SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               VENATOR GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)


                             GREENWAY PARTNERS, L.P.
                               GARY K. DUBERSTEIN
                                ANDREW P. HINES
                               ALFRED D. KINGSLEY
                                  HOWARD STEIN
--------------------------------------------------------------------------------
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                                                              July 12, 1999

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press release
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Greenway Partners, L.P.
277 Park Avenue, New York, NY
Contact: Gary K. Duberstein
Phone:   Tel (212) 350-5100
FAX:     Fax (212) 350-5253


FOR IMMEDIATE RELEASE

                    THE PROXY MONITOR SUPPORTS GREENWAY SLATE
                             AT VENATOR GROUP, INC.
                    -----------------------------------------


         New York, NY, July 12, 1999-- Greenway Partners, L.P., the largest holder of the common stock of Venator Group, Inc., announced today that THE PROXY MONITOR, a widely respected independent proxy advisory firm, has issued a report recommending that shareholders vote FOR Greenway's nominees for election as directors at the July 16 annual meeting of the company formerly known as Woolworth Corporation to be held in Bradenton, Florida. The Proxy Monitor also supports the Greenway proposals for the Company to drop the name Venator and to end its poison pill.

                  The Proxy Monitor report states in part (emphasis added)(1):

         "Proxy Monitor analysts weigh a number of variables in our decision with regard to the election of directors, with shareholder returns weighted most heavily. VENATOR'S STOCK PRICE HAS LAGGED THAT OF ITS PEER GROUP OVER THE PAST FIVE YEARS (NOT TO MENTION ITS DISMAL PERFORMANCE IN RELATION TO THAT OF THE S&P 500) UNDER THE AEGIS [OF] ITS MANAGEMENT TEAM. By the numbers, a $100 investment made on January 31, 1994 in the S&P 500 index and the S&P Retail Stores Composite Index grew to $265.70 and $272.34, respectively, by January 31, 1999. By contrast, a $100 investment in Venator made on January 31, 1994 dwindled to only $19.81 by January 31, 1999. The company has posted a net loss for four of the past seven fiscal years, and has significantly underperformed its peer industry group in terms of return on assets and return on equity for five of the past seven years. DESPITE THIS LACKLUSTER PERFORMANCE, MANAGEMENT SAW FIT TO RENEW EMPLOYMENT CONTRACTS OF THE COMPANY'S CURRENT PRESIDENT AND CEO (WHOSE SERVICE TO VENATOR BEGAN IN 1995 AND 1994, RESPECTIVELY) . . . BEFORE THEIR. . . CONTRACTUAL EXPIRATION DATES, AT VERY ATTRACTIVE TERMS. IN ADDITION, MANAGEMENT HAS NOT BEEN RESPONSIVE TO SHAREHOLDER CONCERNS OVER THE INCLUSION OF CERTAIN ANTITAKEOVER MEASURES IN THE COMPANY'S CERTIFICATE AND BYLAWS. Most notably, the company largely ignored the fact that holders of 81% of outstanding shares voted in favor of a shareholder proposal to



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(1)     Permission to use these quotations has neither been sought or received.

     redeem its poison pill (or put it to a vote) presented at the 1998 annual meeting."

         "IN THE CIRCUMSTANCES, IT APPEARS THAT MANAGEMENT AND THE BOARD MAY BE MORE INTERESTED IN ENTRENCHMENT OF THEIR OWN INTERESTS THAN THEY ARE IN TURNING THE COMPANY'S FORTUNES. ACCORDINGLY, WE BELIEVE A CHANGE AT THE HELM IS LONG OVERDUE. As noted above, Greenway Partners has nominated . . . four directors who would serve in place of management's slate. According to Greenway, their nominees would be committed to serve as `watchdogs' for shareholder interests. WE BELIEVE THAT GREENWAY'S CONSIDERABLE STAKE IN THE COMPANY WOULD SERVE TO ALIGN THEIR INTERESTS WITH THOSE OF PUBLIC SHAREHOLDERS. Accordingly, we recommend that shareholders vote the GREEN proxy card issued by the Greenway Group in favor of the dissident slate of directors."

                  On the shareholder proposal to drop the name Venator, The Proxy Monitor said:

      "While the choice of a company name is arguably a matter of personal choice, we agree with Greenway's position on this matter. FROM A MARKETING PERSPECTIVE, IT'S DIFFICULT TO FATHOM WHY MANAGEMENT MADE THE DECISION TO CHANGE THE COMPANY'S NAME FROM WOOLWORTH (A VENERABLE RETAILER WITH OVER A CENTURY OF AMERICAN HISTORY) TO THE UNKNOWN, ARGUABLY UNAPPEALING `VENATOR.' The company's dependence on a marketing study doesn't hold much water. In light of Venator's poor performance, WE BELIEVE THAT SHAREHOLDERS HAVE MUCH TO GAIN (AND LITTLE TO LOSE) BY CHANGING THE COMPANY'S NAME BACK TO WOOLWORTH CORP. Accordingly, we recommend a vote in favor of the Greenway name change proposal."

                  Alfred D. Kingsley, senior managing director of Greenway Partners, said: "We are extremely pleased by the thoughtful report from The Proxy Monitor. The vote at the upcoming Annual Meeting is about accountability for poor results. The Proxy Monitor has endorsed our call to action; our call to elect the Greenway nominees to the Board to serve as `watchdogs' for all shareholders."

                  Another advisory firm, Institutional Shareholder Services, supported the Greenway proposal to eliminate the poison pill, but did not support the Greenway nominees or the name change.

                  Gary K. Duberstein, managing director of Greenway Partners, said: "We are of course disappointed by the ISS position on the election of directors, as well as its support of the name Venator. In contrast, I think The Proxy Monitor analysis concerning Board representation is more in line with where corporate governance is moving. As The Proxy Monitor noted: `Greenway's considerable stake in the company would serve to align their interests with those of public shareholders.' That really says it all. We have over 19,000,000 additional reasons to work harder at being directors than management's nominees"

                  Greenway Partners and its affiliates own in excess of 19,000,000 shares (over 14%) of the Company.



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